UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 18, 2008

AVID TECHNOLOGY, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-21174 (Commission File Number)	04-2977748 (I.R.S. Employer Identification No.)
Avid Technology Park, One Park West, Tewksbury, MA (Address of Principal Executive Offices)		01876 (Zip Code)
Registrant's telephone number, including area code: (978) 640-6789
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)            On March 18, 2008, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of Avid Technology, Inc. (the “Company”) approved the terms of the Company’s 2008 Executive Bonus Plan (the “Bonus Plan”). The Compensation Committee will administer and have final authority on all matters relating to the Bonus Plan. All of the Company’s executive officers, with limited exceptions, are eligible to participate in the Bonus Plan. Each participant must be employed by the Company as of December 31, 2008 in order to receive a bonus, if any, under the Bonus Plan.

Under the Bonus Plan, each participant is assigned a target bonus amount that is equal to a percentage of the actual base salary paid to him or her in 2008. These percentages are set forth in each participant’s employment agreement with the Company and vary among participants within the range of 40%-100%.

The bonus payout for each participant will be based on the financial performance of the Company, the financial performance of each participant’s business unit and the participant’s personal performance relative to a set of defined goals specific to that participant. The preceding components have been assigned weights for purposes of calculating bonus payouts, as set forth below:

Component	Weight
Company and Business Unit financial performance	80%
Participant’s personal performance	20%

The financial performance of the Company and the business units will be evaluated in terms of revenue and operating profit. Key areas for the personal performance objectives include, among other things, improved financial metrics, product deliveries and improved customer satisfaction objectives.

The Company’s performance and each business unit’s performance relative to their respective revenue and operating profit objectives and each participant’s performance relative to each of his or her personal goals will be scored based on criteria that have been established by the Compensation Committee. Scores may range from 0.00 to 1.35, with a score of 1.00 representing a target performance level. These scores will be used in a weighted average formula to calculate each participant’s overall bonus score, which will be multiplied by each participant’s target bonus amount to determine his or her actual bonus payout for 2008. Each participant may earn up to 135% of his or her target bonus amount under the Bonus Plan. Bonuses, if any, are expected to be determined and paid in the first quarter of 2009 after the Company files its Annual Report on Form 10-K with the Securities and Exchange Commission, but in no event later than December 31, 2009.

Notwithstanding the preceding, if the Company fails to achieve at least 50% of its target operating profit under the Bonus Plan, all bonus payouts will be reduced to zero. Also, the Compensation Committee may, in its discretion, approve additional bonuses to participants based on performance or provide participants additional incentives.

The preceding description of the Bonus Plan is qualified in its entirety by reference to the full text of the Bonus Plan, which is attached as Exhibit 10.1 hereto.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 24, 2008	AVID TECHNOLOGY, INC. (Registrant)
	By:	/s/ Paige Parisi Paige Parisi Vice President and General Counsel

EXHIBIT  INDEX

Exhibit No.	Description

#10.1	2008 Executive Bonus Plan

________________________________________

# Management contract or compensatory plan

5